Exhibit 99

     FLORIDA EAST COAST INDUSTRIES REPORTS STRONG THIRD QUARTER 2005 RESULTS

          - RECORD RESULTS FOR RAILWAY AND FLAGLER RENTAL PROPERTIES -

    Railway

    -- Third quarter 2005 Railway segment's revenues increased 29% to $59.9 million, compared to $46.3 million in the prior year period. Revenues benefited from strong demand and improved pricing.

    -- Railway segment's operating profit increased 111% to $16.5 million, compared to $7.8 million in the 2004 third quarter. The operating ratio for the third quarter of 2005 improved to 72.4% from 83.1% in the third quarter of 2004.

    -- The third quarter 2004 Railway results were negatively affected by the disruption of operations due to several hurricanes. The impact from the hurricanes reduced the Railway's third quarter 2004 revenues $4.0 to $4.5 million and operating profit by $3.5 to $4.0 million (which included $2.2 million of incremental expenses).

    -- Awarded Wal-Mart's Innovative Carrier of the Year for 2004, in recognition of the Railway's dedication to customer service, operational excellence, and the ability to offer creative supply chain solutions.

    Realty Operations

    -- Third quarter 2005 Flagler Development Company's (Flagler) rental and services' revenues increased 29% to $22.3 million compared to the 2004 third quarter, as a result of new buildings delivered in 2004 and 2005, recent building acquisitions and improvements in "same store" occupancy.

    -- Rental properties' operating profit increased to $7.3 million from $5.8 million in the 2004 comparable period, and rental properties' operating profit before depreciation and amortization expense* increased 28% to $14.4 million from $11.2 million in the third quarter 2004.

    -- "Same store" occupancy rate increased to 96% in the third quarter, from 94% in third quarter 2004, maintaining the level achieved in the second quarter 2005.

    Realty Sales

    -- Proceeds from realty sales were $3.5 million for the quarter and $10.3 million for the first nine months of 2005. Realty sales under contract at September 30, 2005 totaled $46.3 million.

    ST. AUGUSTINE, Fla., Oct. 26 /PRNewswire-FirstCall/ -- Florida East Coast Industries, Inc. (FECI) (NYSE: FLA) today announced results for the third quarter ended September 30, 2005.

    Adolfo Henriques, Chairman, President and Chief Executive Officer of Florida East Coast Industries, stated, "Our businesses delivered very strong results for the third quarter, even after taking into account last year's hurricane impact to the Railway. Excluding the negative impact of the hurricanes last year, the Railway posted double-digit percentage growth in revenues and operating profit, driven by continued strong demand which has resulted in improved pricing and increased volume. All of the carload commodities that the Railway moves enjoyed higher revenues, with the bulk of the carload growth continuing to come from the Railway's movement of aggregate. Intermodal revenues registered their ninth consecutive quarterly increase, and we expect continued demand for intermodal as our reliable, scheduled service and door-to-door capabilities continue to draw intermodal business to the Railway. While higher fuel prices have increased our operating costs, to date we have been able to offset these increased expenses through fuel surcharges and by purchasing fuel forward. The performance of the Railway has continued to improve and has run ahead of our expectations throughout the year. While the impact from Hurricane Wilma on both businesses is difficult to ascertain at present, we are maintaining our previous 2005 full-year outlook for the Railway's revenues and operating profit growth until an assessment can be completed."

    Mr. Henriques continued, "Flagler delivered a strong third quarter financial performance as the Florida office and industrial real estate markets remain strong. Rental revenues and rental properties' operating profit before depreciation and amortization were both up over 25% for the quarter, reflecting new buildings delivered, buildings acquired and improved "same store" occupancy. Overall and "same store" occupancy remained very strong, at 95% and 96% respectively, which we consider "functionally full." Flagler's development pipeline continues to be robust, with close to 1 million square feet in the lease-up and construction phases, and another 1.1 million square feet in the pre-development phase.

    Mr. Henriques concluded, "With the positive economic growth, continued strength of the Florida market and solid demand for aggregates, food, building products and intermodal transportation, we anticipate continued volume increases for the Railway. The Railway is committed to being the premier transportation service solution for Florida and beyond, and to meet this anticipated demand and maintain our high-quality customer service we intend to invest additional capital in 2006 to increase the Railway's capacity. First, we intend to purchase 4 new locomotives, to be delivered in the third quarter of 2006, to support the growth in our business. Second, we intend to add an additional 11 miles of siding from Indian River to Frontenac, which will maintain the fluidity of our Railroad as freight volumes increase in support of our long-term growth strategy. Both initiatives, which represent an investment of approximately $14 million, will be in addition to the Railway's annual estimated capital expenditure program."

    For the third quarter 2005, FECI reported consolidated revenues of $86.7 million, compared to $76.8 million for the third quarter 2004. Revenues for the third quarter 2005 included realty sales of $3.5 million, compared to $12.3 million in the third quarter 2004. Consolidated third quarter 2005 net income was $10.7 million, or $0.32 per diluted share, (which includes $1.4 million of after-tax profit from land sales), compared to $10.5 million, or $0.31 per diluted share, (which includes $6.4 million of after-tax profit from land sales), for the prior year quarter.

    The Company is currently assessing the impact to the Railway and Flagler's South Florida operations from Hurricane Wilma. While the Railway's performance has been above management's expectations for 2005 to date, the Company is maintaining its existing 2005 outlook until the operational and financial impact from Hurricane Wilma is fully assessed. Railway segment revenues are expected to range between $222 and $230 million, an increase of 11% to 15% over 2004, and Railway segment operating profit is now expected to range between $56 and $58 million, an increase of 18% to 23% over 2004. Capital expenditures for the Railway, before the purchase of any strategic land parcels, are expected to range between $32 and $36 million. Flagler's 2005 rental and services' revenues are expected to range between $81 and $85 million, an increase of 16% to 22% over 2004. Flagler's rental properties' operating profit before depreciation and amortization expense is expected to range between $54 and $56 million in 2005, an increase of 21% to 25% over 2004. Operating profit from operating properties' rents is expected to range between $27 and $29 million. Capital investment at Flagler for 2005 is expected to be between $145 and $165 million, which includes approximately $75 million for land and building acquisitions.

    Railway Third Quarter Results

    -- Florida East Coast Railway (Railway) segment's revenues in the third quarter 2005 increased 29.5% to $59.9 million reflecting improved pricing and robust customer demand, from $46.3 million in the prior year period, which had a $4.0 - $4.5 million impact from the hurricanes. Included in the third quarter 2005 revenues were $3.5 million of fuel surcharges, compared to $1.2 million in 2004.

    -- Total carload revenues grew 28.7%, primarily due to a 33.3% increase in aggregate revenues, reflecting a combination of strong construction demand, new business from existing customers and improved pricing. In addition, volumes for all other carload categories were higher compared to prior year quarter.

    -- Intermodal revenues (which include drayage) increased 31.0% compared to the prior year period, marking its ninth consecutive quarter-over -quarter of growth. Intermodal revenues reflected the contribution from new customers, improved pricing and increasing business from the parcel/LTL, retail and international segments.

    -- Railway segment's operating profit increased to $16.5 million in the third quarter 2005 versus $7.8 million in the third quarter of 2004, which included a $3.5 - $4.0 million impact from the hurricanes. Excluding the impact from the hurricanes, the third quarter 2005 operating profit improvement was due to revenue growth, partially offset by higher compensation and benefits expense and increased expenses in support of increased volumes. Fuel expense was $2.7 million higher in the third quarter 2005 compared to the prior year's quarter. Approximately $0.8 million of the increase was related to volume and $1.9 million was related to price, which was recaptured through fuel surcharges.

    -- The Railway's operating ratio was 72.4% in the third quarter 2005, compared to 83.1% in the prior year quarter.

    Realty Third Quarter Results

    Rental Portfolio Results

    -- Flagler's rental and services' revenues increased 28.6% to $22.3 million for the third quarter 2005 versus $17.4 million in the third quarter of 2004. The increased revenues resulted from newly acquired properties ($1.7 million), "same store" properties ($1.3 million) and buildings delivered in 2004 ($0.8 million) and 2005 ($1.0 million). The impact to Flagler from the third quarter 2004 hurricanes was negligible.

    -- Rental properties' operating profit was $7.3 million for the third quarter 2005 versus $5.8 million in the prior year period. Rental properties' operating profit before depreciation and amortization expense for the quarter increased 28.4% to $14.4 million, compared to $11.2 million in the third quarter 2004 due to buildings delivered in 2005 ($0.9 million), newly acquired properties ($0.8 million), buildings delivered in 2004 ($0.7 million), and improvements in "same store" properties ($0.9 million).

    -- Flagler's overall occupancy rate improved, increasing to 95% in the third quarter, compared to 94% in third quarter 2004 and maintained the level achieved in the second quarter 2005.

    Development, Leasing and Sales Activity

    -- At quarter end, Flagler had 7 projects in the lease-up and construction stages, totaling 993,000 square feet (563,000 square feet in the lease-up stage and 430,000 square feet in the construction stage), of which 52% has been leased and 1,059,000 square feet is in pre-development.

    -- During July, Wachovia Bank and Humana executed leases for 40,927 and 16,046 square feet, respectively, in the Doral Concourse building, increasing the building's leased space to 90% from 66% leased when it was acquired in February 2005.

    -- During the quarter, Flagler announced the execution of a lease with State Farm Mutual Automobile Insurance Company for 52% of Building 1100, a four-story 118,700 square-foot, multi-tenant Class-A office building in Flagler Station in Miami. Building 1100 is expected to be completed and available for occupancy in June 2006.

    -- During September, 117-zoned industrial acres, approximately 80 useable acres, were acquired from Key Automotive of Florida, Inc. for $5.1 million using tax-deferred proceeds. The land is in close proximity to the existing Flagler land holdings.

    -- Property under sale contracts at September 30, 2005 totaled $46.3 million and other property either listed for sale or the sale contract is pending totaled $39.0 million. The Company expects full year 2005 realty sales of $30.0 to $40.0 million.

    Capitalization

    -- The Company's cash balance on September 30, 2005 was $58.8 million. Debt on September 30, 2005 was $339.2 million, composed of non-recourse, fixed-rate real estate mortgages.

    -- On August 25, 2005, the Company declared a quarterly cash dividend of $0.06 per share reflecting the financial performance of its Railway and its ability to generate more cash than needed for its operations and anticipated growth.

    -- During the third quarter 2005, the Company made capital investments of approximately $28 million, including $12 million at the Railway, and $16 million at Flagler.

    About Florida East Coast Industries, Inc.
    Florida East Coast Industries, Inc., headquartered in St. Augustine, FL, conducts operations through two wholly owned subsidiaries, Flagler Development Company (Flagler) and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, leases and manages 7.8 million square feet of commercial and industrial space, as well as an additional 430,000 square feet under construction, and owns approximately 747 acres of entitled land and approximately 2,511 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of mainline track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville and Miami. For more information, visit the Company's Web site at http://www.feci.com.

    Florida East Coast Industries, Inc. will hold a conference call to discuss third quarter 2005 results this morning, Wednesday, October 26, 2005, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This call will be webcast live by CCBN and can be accessed at the Company's website, http://www.feci.com, with an archived version of the webcast available approximately two hours after completion of the call. The dial-in numbers for the call are (877) 917-1549 or
(773) 756-0828, and entering access code 3239975. A replay of the call will be available approximately two hours after completion of the call through Wednesday, November 9, 2005 by dialing (866) 491-2945 or (203) 369-1731.

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like "plan," "expect," "aim," "believe," "project," "anticipate," "intend," "estimate," "will," "should," "could," "may", and other expressions that indicate future events and trends. Such forward-looking statements may include, without limitation, statements concerning future capital needs and sources of such capital funding, statements concerning future intentions with respect to the payment of dividends, execution of a share repurchase program, and other potential capital distributions, ability to reinvest (tax deferred) sales proceeds into qualifying
Section 1031 properties, future growth potential of the Company's lines of business, performance of the Company's product offerings, other similar expressions concerning matters that are not historical facts, and projections relating to the Company's financial results. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions (particularly in the state of Florida, the southeast US and the Caribbean) as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customers' business cycles; ability to pass through fuel surcharges to customers; ability to add capacity to support increase in volume or maintain fluidity to railway; changes in the ability of the Company to complete its financing plans, changes in interest rates, the settlement of future contractual obligations as estimated in time and amount; changes in insurance markets; natural events such as weather conditions, hurricanes, floods, earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences, like hurricanes, that may affect construction or cause damage to assets; the ability of buyers to terminate contracts to purchase real estate from the Company prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; costs and availability of land and construction materials; buyers' inability or unwillingness to close transactions, particularly where buyers only forfeit deposits upon failure to close; and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.

    * A reconciliation to the most comparable GAAP measures is at the bottom of the release.

                       FLORIDA EAST COAST INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                           Three Months                     Nine Months
                                                        Ended September 30              Ended September 30
                                                   ----------------------------    ----------------------------
                                                       2005            2004            2005            2004
                                                   ------------    ------------    ------------    ------------
Operating revenues:
  Railway operations                                     59,902          46,261         175,336         144,920
  Realty rental and services                             23,289          18,196          67,011          53,811
  Realty sales                                            3,482          12,327          10,261          19,988
Total revenues                                           86,673          76,784         252,608         218,719

Operating expenses
  Railway operations                                     43,383          38,439         127,882         113,324
  Realty rental and services                             19,084          15,761          54,783          47,432
  Realty sales                                            1,326           1,898           2,147           6,015
  Corporate general &
   administrative                                         3,451           2,915          19,105          11,648
Total expenses                                           67,244          59,013         203,917         178,419

Operating profit                                         19,429          17,771          48,691          40,300

Interest income                                             374             263           1,117             819
Interest expense                                         (5,074)         (4,214)        (14,821)        (11,933)
Other income                                              2,383           3,027          11,632          10,814
                                                         (2,317)           (924)         (2,072)           (300)

Income before income taxes                               17,112          16,847          46,619          40,000
Provision for income taxes                               (6,387)         (6,487)        (17,402)        (15,401)
Income from continuing operations                        10,725          10,360          29,217          24,599

Discontinued Operations
 (Loss) income from operation of
 discontinued operations
 (net of taxes)                                               -             (60)            (17)            104
Gain on disposition of
 discontinued operations
 (net of taxes)                                               -             170               -           2,457
Income (loss) from discontinued
 operations                                                   -             110             (17)          2,561

Net income                                               10,725          10,470          29,200          27,160

Earnings Per Share
Income from continuing operations
 - basic                                           $       0.33    $       0.31    $       0.91    $       0.69
Income from continuing operations
 - diluted                                         $       0.32    $       0.31    $       0.89    $       0.68
Income from operation of
 discontinued operations
 - basic                                                      -               -               -    $       0.01
Income from operation of
 discontinued operations
 - diluted                                                    -               -               -               -
Gain on disposition of
 discontinued operations
 - basic                                                      -    $       0.01               -    $       0.07
Gain on disposition of
 discontinued operations
 - diluted                                                    -               -               -    $       0.07
Net income - basic                                 $       0.33    $       0.32    $       0.91    $       0.77
Net income - diluted                               $       0.32    $       0.31    $       0.89    $       0.75

Average shares outstanding
 - basic                                             32,503,303      33,161,016      32,170,430      35,467,893
Average shares outstanding
 - diluted                                           33,079,757      33,864,172      32,850,807      36,165,628

                         INFORMATION BY INDUSTRY SEGMENT
                             (dollars in thousands)
                                   (unaudited)

                                                           Three Months                     Nine Months
                                                          Ended Sept. 30                  Ended Sept. 30
                                                   ----------------------------    ----------------------------
                                                       2005            2004            2005            2004
                                                   ------------    ------------    ------------    ------------
Operating Revenues
  Railway operations                                     59,902          46,261         175,336         144,920
  Realty:
    Flagler realty rental and services                   22,343          17,369          64,356          51,490
    Flagler realty sales                                  1,307          11,154           2,780          17,711
    Other rental                                            946             827           2,655           2,321
    Other sales                                           2,175           1,173           7,481           2,277
  Total realty                                           26,771          30,523          77,272          73,799
  Total revenues*                                        86,673          76,784         252,608         218,719

Operating Expenses
  Railway operations                                     43,383          38,439         127,882         113,324
  Realty:
    Flagler realty rental and services                   18,392          15,134          53,139          44,919
    Flagler realty sales                                    471           1,898             883           6,015
    Other rental                                            692             627           1,644           2,513
    Other sales                                             855               -           1,264               -
  Total realty                                           20,410          17,659          56,930          53,447
  Corporate general & administrative                      3,451           2,915          19,105          11,648
  Total expenses*                                        67,244          59,013         203,917         178,419

Operating Profit (Loss)
  Railway operations                                     16,519           7,822          47,454          31,596
  Realty                                                  6,361          12,864          20,342          20,352
  Corporate general & administrative                     (3,451)         (2,915)        (19,105)        (11,648)
  Operating profit                                       19,429          17,771          48,691          40,300

Interest income                                             374             263           1,117             819
Interest expense                                         (5,074)         (4,214)        (14,821)        (11,933)
Other income                                              2,383           3,027          11,632          10,814
                                                         (2,317)           (924)         (2,072)           (300)

Income before income taxes                               17,112          16,847          46,619          40,000
Provision for income taxes                               (6,387)         (6,487)        (17,402)        (15,401)
Income from continuing operations                        10,725          10,360          29,217          24,599

Discontinued Operations
 (Loss) income from operation of
 discontinued operations (net of taxes)                       -             (60)            (17)            104
Gain on disposition of discontinued
 operations (net of taxes)                                    -             170               -           2,457

Net Income                                               10,725          10,470          29,200          27,160

*For the periods presented, there are no intersegment revenues and expenses.

                       FLORIDA EAST COAST INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                September 30    December 31
                                                    2005           2004
                                                ------------   ------------
                                                 (unaudited)
Assets
Cash and equivalents                                  58,774        126,166
Other current assets                                  72,991         54,804
Properties, less accumulated depreciation            940,907        853,458
Other assets and deferred charges                     43,902         28,765
    Total assets                                   1,116,574      1,063,193

Liabilities and Shareholders' Equity
Short-term debt                                        5,121          4,789
Other current liabilities                             70,792         64,732
Deferred income taxes                                179,312        178,831
Long-term debt                                       334,088        338,065
Accrued casualty and other liabilities                11,305         11,850
Shareholders' equity                                 515,956        464,926
Total liabilities and shareholders' equity         1,116,574      1,063,193

(Prior year's results have been reclassified to conform to current year's presentation)

                       FLORIDA EAST COAST INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (unaudited)

                                                           Nine Months
                                                       Ended September 30
                                                     -----------------------
                                                        2005         2004
                                                     ----------   ----------
Cash Flows from Operating Activities
  Net income                                             29,200       27,160
  Adjustments to reconcile net income to cash
   generated by operating activities                     45,312       32,371
  Changes in operating assets and liabilities            (6,093)      (1,739)
Net cash generated by operating activities               68,419       57,792

Cash Flows from Investing Activities
Purchase of properties                                 (152,256)     (73,429)
Proceeds from disposition of assets                      10,261       36,713
Net cash used in investing activities                  (141,995)     (36,716)

Cash Flows from Financing Activities
  Proceeds from debt                                          -      105,000
  Payments of mortgage debt                              (3,645)      (2,110)
  Payment of dividends                                   (5,540)      (4,899)
  Proceeds from exercise of options                      19,132       10,416
  Stock repurchase program payments                      (2,289)    (191,126)
  Purchase of common stock                               (1,474)      (2,571)
Net cash provided by (used in) financing
 activities                                               6,184      (85,290)

Net Decrease in Cash and Cash Equivalents               (67,392)     (64,214)
Cash and Cash Equivalents at Beginning of Period        126,166      125,057
Cash and Cash Equivalents at End of Period               58,774       60,843

(Prior year's results have been reclassified to conform to current year's presentation)

                            RAILWAY OPERATING RESULTS
                             (dollars in thousands)
                                   (unaudited)

                                                     Three Months               Nine Months
                                                  Ended September 30        Ended September 30
                                                -----------------------   -----------------------
                                                   2005         2004         2005         2004
                                                ----------   ----------   ----------   ----------
Operating revenues                                  59,902       46,261      175,336      144,920
Operating expenses                                  43,383       38,439      127,882      113,324
Operating profit                                    16,519        7,822       47,454       31,596

Operating ratio                                       72.4%        83.1%        72.9%        78.2%

Railway segment's operating profit
    before depreciation                             22,036       12,828       63,741       46,586
Total FECR Legal entity EBITDA                      26,318       17,295       83,517       60,920

                                     TRAFFIC
                         Three Months Ended September 30
                        (dollars and units in thousands)

                                      2005         2004       Percent        2005         2004       Percent
Commodity                            Units        Units       Variance     Revenues     Revenues     Variance
--------------------------------   ----------   ----------   ----------   ----------   ----------   ----------
Rail Carloads
  Crushed stone (aggregate)              35.3         28.1         25.6       17,983       13,495         33.3
  Construction materials                  1.9          1.4         35.7        1,385          913         51.7
  Vehicles                                4.8          4.3         11.6        3,959        3,509         12.8
  Foodstuffs & kindred                    3.3          3.0         10.0        2,851        2,329         22.4
  Chemicals & distillants                 0.8          0.8            -        1,114        1,003         11.1
  Paper & lumber                          1.7          1.4         21.4        1,908        1,408         35.5
  Other                                   3.1          3.0          3.3        2,287        1,813         26.1
  Total carload                          50.9         42.0         21.2       31,487       24,470         28.7
Intermodal                               80.4         68.6         17.2       27,254       20,801         31.0
  Total freight units/
   revenues                             131.3        110.6         18.7       58,741       45,271         29.8
Ancillary revenue                           -            -            -        1,161          990         17.3
Railway segment revenue                     -            -            -       59,902       46,261         29.5

                             REALTY SEGMENT REVENUES

                                                       Three        Three
                                                       Months       Months
                                                       Ended        Ended
                                                      Sept. 30     Sept. 30
(dollars in thousands)                                  2005         2004
--------------------------------------------------   ----------   ----------
Rental revenues                                          18,406       15,136
Service fee revenues                                        275           76
Rental income - straight-line rent adjustments            1,109          739
Operating expense recoveries                              2,312        1,261
Rental revenues - undeveloped land                          126          136
Other rental revenues                                       115           21
   Total rental revenue - Flagler properties             22,343       17,369
Rental revenues - other realty operations                   946          827
     Total rental revenues                               23,289       18,196

Building and land sales - Flagler                         1,307       11,154
Building and land sales - other realty
 operations                                               2,175        1,173
     Total building and land sales revenues               3,482       12,327

   Total realty segment revenues                         26,771       30,523

(Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                             REALTY SEGMENT EXPENSES

                                                       Three        Three
                                                       Months       Months
                                                       Ended        Ended
                                                      Sept. 30     Sept. 30
(dollars in thousands)                                  2005         2004
--------------------------------------------------   ----------   ----------
Real estate taxes - developed                             2,226        1,783
Repairs & maintenance - recoverable                         765          713
Services, utilities, management costs                     4,315        3,317
   Total expenses subject to recovery -
    Flagler properties                                    7,306        5,813

Real estate taxes - Flagler undeveloped land                 28        1,195
Repairs & maintenance - non-recoverable                     313          334
Depreciation & amortization                               8,277        6,222
SG&A - non-recoverable - Flagler                          2,468        1,570
   Total - non-recoverable expenses -
    Flagler properties                                   11,086        9,321
 Total rental expenses - Flagler properties              18,392       15,134

Real estate taxes - other undeveloped land                  128           64
Depreciation & amortization - other                          17           10
SG&A - non-recoverable - other                              547          553
    Total rental expenses - other realty
     operations                                             692          627
 Total rental expenses                                   19,084       15,761

Realty sales expenses - Flagler                             471        1,898
Realty sales expenses - other realty operations             855            -
   Total realty sales                                     1,326        1,898
Total operating expenses                                 20,410       17,659

(Prior year's results have been reclassified to conform to current year's presentation including discontinued operations.)

                         FLAGLER REAL ESTATE STATISTICS
                           CONTINUING OPERATIONS ONLY

                                                       Three Months Ended
                                                           September 30
                                                     -----------------------
                                                        2005         2004
                                                     ----------   ----------
Property types
Office (sq. ft. in 000's)                                 2,881        2,047
Industrial (sq. ft. in 000's)                             4,311        4,311

100%-owned properties
Rentable square feet (in 000's)                           7,192        6,358
Occupied square feet (in 000's)                           6,829        6,005
Number of buildings owned                                    63           58
Ending occupancy rate                                        95%          94%

Same store statistics
Same store square footage (000's)                         6,358        6,358
Same store occupancy (sq. ft. in 000's)                   6,086        6,005
Same store buildings                                         58           58
Same store revenues (000's)                          $   18,019   $   16,749
Ending same store occupancy rate                             96%          94%

Properties in pipeline
Number of projects                                           15           10
Lease-up (sq. ft. in 000's)                                 563          113
In construction (sq. ft. in 000's)                          430          804
Predevelopment (sq. ft. in 000's)                         1,059          504
Total                                                     2,052        1,421

Entitlements pipeline**
Acres                                                       747          749
Total square feet (000's)                                10,942       12,225
Office (sq. ft. in 000's)                                 8,165        7,250
Industrial (sq. ft. in 000's)                             2,186        4,450
Commercial (sq. ft. in 000's)                               591          525
Multi-family (in units)                                     500            -
Hotel Rooms                                                 380            -

**Includes land currently on the market or under contract to be sold.

                   RECONCILIATION OF NON-GAAP TO GAAP MEASURES
                             (dollars in thousands)
                                   (unaudited)

                                                     Three Months               Nine Months
                                                    Ended Sept. 30             Ended Sept. 30
                                                -----------------------   -----------------------
                                                   2005         2004         2005         2004
                                                ----------   ----------   ----------   ----------
Railway segment's operating
 profit                                             16,519        7,822       47,454       31,596
Railway segment's depreciation
 expense                                             5,517        5,006       16,287       14,990
Railway segment's operating
 profit before depreciation                         22,036       12,828       63,741       46,586

Total FECR legal entity net
 income                                             13,606        7,646       43,435       28,392
Depreciation expense - legal
 entity                                              5,576        5,054       16,447       15,135
Interest income                                       (968)        (191)      (2,237)        (381)
Income tax expense                                   8,104        4,786       25,872       17,774
Total FECR legal entity EBITDA                      26,318       17,295       83,517       60,920

                                                                                                        (in
                                                     Three Months               Nine Months           millions)
                                                    Ended Sept. 30             Ended Sept. 30         Forecast
                                                -----------------------   -----------------------     Full Year
                                                   2005         2004         2005         2004          2005
                                                ----------   ----------   ----------   ----------   -------------
Flagler realty rental and
 services revenue                                   22,343       17,369       64,356       51,490
Services fee revenues                                 (275)         (76)        (504)        (126)
Rental revenues - undeveloped
 land                                                 (120)        (130)        (578)        (553)
Other                                                  (86)           -         (110)        (106)
Flagler rental properties'
 operating revenue                                  21,862       17,163       63,164       50,705

Flagler realty and rental
 services expense                                   18,392       15,134       53,139       44,919
Real estate taxes - Flagler
 undeveloped land                                      (67)      (1,216)      (2,111)      (3,100)
Repairs & maintenance -
 non-recoverable                                      (183)        (228)        (601)        (576)
Depreciation &  amortization
  - (non-operating property -
  Flagler)                                          (1,118)        (801)      (2,513)      (1,895)
SG&A - non-recoverable - Flagler                    (2,463)      (1,539)      (5,636)      (4,026)
Other                                                   13          (14)          15          (13)
Flagler rental properties'
 operating expense                                  14,574       11,336       42,293       35,309

Rental properties' operating
 profit                                              7,288        5,827       20,871       15,396      $27-$29
Rental properties' depreciation
 and amortization expense                            7,159        5,421       20,397       17,610        $27
Rental properties' operating
 profit before depreciation
 and amortization expense                           14,447       11,248       41,268       33,006      $54-$56

    The Company reports certain non-GAAP measures for the Company's railway business and a portion of its real estate business. The Company believes these measures to be performance measures that investors commonly use to value the relevant businesses and to evaluate their ongoing performance. The Company operates in two distinctly different lines of businesses, railway and realty, which many investors value and evaluate separately, using metrics similar to the non-GAAP financial measures provided by the Company. The Company also uses some of these measures internally as part of its incentive compensation plans for management employees.

SOURCE  Florida East Coast Industries, Inc.
    -0-                             10/26/2005
    /CONTACT: Bradley D. Lehan of Florida East Coast Industries, Inc., +1-904-819-2128/
    /Web site:  http://www.feci.com /
    (FLA)